Exhibit 15.3

 Our Ref: U7228/7350_Consent letters_Coal.docx                         12 February 2018

Dear Sirs/Mesdames:

RE:    United States Securities and Exchange Commission

I hereby consent to (a) SRK Consulting UK Ltd. (SRK) being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2017 (the "2017 20-F”) as (a) having conducted an independent audit of the 2016 coal reserve estimates of ArcelorMittal's properties in Kazakhstan, (b) having conducted an independent audit of the 2017 coal reserve estimates for ArcelorMittal's properties in the USA and (b) the incorporation by reference of the 2017 20-F into Registration Statements Nos. 333-147382, 333-153576, 333-162697, and 333-170117 on Form S-8 and Registration Statement No. 333-202409 on Form F-3 (as amended by Post-Effective Amendment No. 1).

For and on behalf of SRK Consulting (UK) Limited

/s/ Keith Philpott	/s/ Richard Oldcorn
Keith Philpott, Corporate Consultant, Coal Geology, Project Manager SRK Consulting (UK) Limited	Richard Oldcorn, Chairman & Corporate Consultant (Due Diligence), Project Director SRK Consulting (UK) Limited